Filed Pursuant to Rule 424(b)(3)
Registration No. 333-177963

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.
SUPPLEMENT NO. 3 DATED MAY 1, 2014
TO THE PROSPECTUS DATED MARCH 31, 2014

This supplement No. 3 is part of the prospectus of Jones Lang LaSalle Income Property Trust, Inc. and should be read in conjunction with the prospectus. Terms used in this supplement No. 3 and not otherwise defined herein have the same meanings as set forth in our prospectus and any supplements thereto. The purpose of this supplement is to disclose the recent share pricing information.

Recent Share Pricing Information

Below is the daily NAV per share, as determined in accordance with our valuation guidelines, for each business day from April 1 to April 30, 2014, for both of our classes of common stock:

Date	NAV per Share
	Class A	Class M
April 1, 2014	$10.24	$10.26
April 2, 2014	$10.24	$10.26
April 3, 2014	$10.24	$10.26
April 4, 2014	$10.24	$10.26
April 7, 2014	$10.24	$10.26
April 8, 2014	$10.26	$10.28
April 9, 2014	$10.26	$10.29
April 10, 2014	$10.26	$10.29
April 11, 2014	$10.26	$10.28
April 14, 2014	$10.26	$10.28
April 15, 2014	$10.26	$10.28
April 16, 2014	$10.26	$10.28
April 17, 2014	$10.26	$10.28
April 21, 2014	$10.27	$10.29
April 22, 2014	$10.27	$10.29
April 23, 2014	$10.27	$10.29
April 24, 2014	$10.27	$10.30
April 25, 2014	$10.27	$10.30
April 28, 2014	$10.30	$10.33
April 29, 2014	$10.30	$10.33
April 30, 2014	$10.30	$10.33

Purchases and repurchases of shares of our Class A and Class M common stock will be made based on the appropriate day’s applicable per share NAV. On each business day, our NAV per share for each class is (1) posted on our website, www.JLLIPT.com, and (2) made available on our toll-free, automated telephone line, (855) 652-0277.